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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K


                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

                                August 9, 1999
                  -----------------------------------------
              Date of Report (date of earliest event reported)


                       International Network Services
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           (Exact name of Registrant as specified in its charter)


      Delaware                         000-21131                  77-0289509
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(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                            1213 Innsbruck Drive
                        Sunnyvale, California  94089
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                  (Address of principal executive offices)


      Registrant's telephone number, including area code:  (408) 542-0100

                                      N/A
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         (Former name or former address, if changed since last report)

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ITEM 5.   OTHER EVENTS

     On August 9, 1999 Lucent Technologies Inc., a Delaware corporation ("Lucent"), and International Network Services, a Delaware corporation ("INS"), entered into an Agreement and Plan of Merger (the "Merger Agreement") among Lucent, Intrepid Merger Inc., a Delaware corporation and wholly-owned subsidiary of Lucent ("Merger Sub"), and INS. Pursuant to the Merger Agreement, and subject to the conditions set forth therein (including approval of the transaction by the stockholders of INS), Merger Sub will be merged with and into INS (the "Merger"). At the effective time of the Merger, the separate existence of Merger Sub will cease and INS will continue as the surviving corporation and as a wholly-owned subsidiary of Lucent. In connection with the Merger, holders of outstanding shares of INS common stock will receive, in exchange for each share of INS common stock held by them, .8473 (the "Exchange Ratio") shares of Lucent common stock. In addition, Lucent will assume all options outstanding under INS's existing stock option plans, and each option will be or will later become exercisable for shares of Lucent common stock rather than shares of INS common stock, in an amount adjusted to reflect the Exchange Ratio, and at an exercise price adjusted to reflect the Exchange Ratio. The Merger is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and is intended to be treated as a pooling-of-interests for financial accounting purposes, in accordance with generally accepted accounting principles.

     In connection with the Merger Agreement, INS and Lucent entered into a Stock Option Agreement dated as of August 9, 1999, pursuant to which Lucent has the right, under certain circumstances, to purchase up to 19.9% of the issued and outstanding shares of INS common stock at a price of $53.91 per share. In addition, a significant stockholder of INS who beneficially owns approximately 25% of the issued and outstanding shares of INS common stock has entered into a Stockholder Agreement with Lucent dated as of August 9, 1999, pursuant to which he has agreed to vote the shares of INS common stock beneficially owned by him in favor of approval and adoption of the Merger, the Merger Agreement, the transactions contemplated by the Merger Agreement and any matter that relates to the Merger.
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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    International Network Services

Dated: August 16, 1999               By:    /s/ John Drew
                                       ---------------------------------
                                       John Drew
                                       Chief Executive Officer and
                                        President